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                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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

                         HANGER ORTHOPEDIC GROUP, INC.
                            7700 OLD GEORGETOWN ROAD
                            BETHESDA, MARYLAND 20814

                                                                  April 21, 1998

Dear Stockholder:

     We are pleased to invite you to attend our Annual Meeting of Stockholders. This year it will be on Tuesday, May 19, 1998, at 10:00 a.m., local time, at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland. The primary business of the meeting will be to elect directors, vote on a proposed increase in the number of shares of common stock issuable under the Company's Stock Option Plan and ratify the selection of independent accountants.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, we think it advisable for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.

                                          Sincerely,

                                          /s/ Ivan R. Sabel

                                          Ivan R. Sabel
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                         HANGER ORTHOPEDIC GROUP, INC.
                            7700 OLD GEORGETOWN ROAD
                            BETHESDA, MARYLAND 20814

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     Notice is hereby given that the Annual Meeting of Stockholders of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), will be held at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland 20814 on Tuesday, May 19, 1998, at 10:00 a.m., local time, for the following purposes:

          1. To elect nine persons to serve as directors of the Company for the ensuing year;

          2. To approve a proposed amendment to the Company's 1991 Stock Option Plan to increase by 1,500,000 shares the number of shares of the Company's Common Stock authorized for possible issuance under such plan;

          3. To ratify the selection of Coopers & Lybrand as the independent accountants for the Company for the current fiscal year; and

          4. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 6, 1998, are entitled to notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ RICHARD A. STEIN

                                          Richard A. Stein
                                          Secretary
April 21, 1998

                             YOUR VOTE IS IMPORTANT

     PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

     MAIL THE PROXY TO US IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

     THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

                         HANGER ORTHOPEDIC GROUP, INC.
                            7700 OLD GEORGETOWN ROAD
                            BETHESDA, MARYLAND 20814

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland at 10:00 a.m., local time, on Tuesday, May 19, 1998, and any and all adjournments thereof.

     Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given to stockholders of the Company on or about April 21, 1998.

                               VOTING SECURITIES

     As of April 6, 1998, a total of 15,649,584 shares of common stock of the Company, par value $.01 per share ("Common Stock"), which is the only class of voting securities of the Company, were issued and outstanding. At the Annual Meeting or any adjournment thereof, all holders of record of the Common Stock as of the close of business on April 6, 1998, will be entitled to one vote for each share held upon the matters listed in the Notice of Annual Meeting. Cumulative voting is not permitted.

     Shares of Common Stock represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nine nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the approval of the proposed amendment to Company's 1991 Stock Option Plan increasing the number of shares of Common Stock issuable thereunder; (3) FOR the ratification of the selection of Coopers & Lybrand as the independent accountants for the Company for the current fiscal year; and (4) in their discretion, with respect to such other business as may properly come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     Nine directors are to be elected at the Company's Annual Meeting of Stockholders, each to serve for one year or until his successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below, all of whom currently are directors of the Company. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees.

                                                                                 BECAME
             NAME                       POSITION WITH THE COMPANY         AGE   DIRECTOR
             ----                       -------------------------         ---   --------
Ivan R. Sabel, CPO.............  Chairman of the Board, President, Chief  53      1986
                                   Executive Officer and Director
Mitchell J. Blutt, M.D. .......  Director                                 41      1989
Edmond E. Charrette, M.D. .....  Director                                 63      1996
Thomas P. Cooper, M.D. ........  Director                                 54      1990
Robert J. Glaser, M.D. ........  Director                                 79      1993
James G. Hellmuth..............  Director                                 75      1990
William L. McCulloch...........  Director                                 77      1991
H.E. Thranhardt, CPO...........  Director                                 58      1996
Risa J. Lavizzo-Mourey,
  M.D. ........................  Nominee                                  43      --

     Ivan R. Sabel has been Chairman of the Board of Directors and Chief Executive Officer of Hanger since August 1995 and President of Hanger since November 1987. Mr. Sabel also served as the Chief Operating Officer of Hanger from November 1987 until August 1995. Prior to that time, Mr. Sabel had been Vice President -- Corporate Development from September 1986 to November 1987. From 1968 until joining Hanger in 1986, Mr. Sabel was the founder, owner and President of Capital Orthopedics, Inc. before that company was acquired by Hanger. Mr. Sabel is a Certified Prosthetist and Orthotist ("CPO"), a clinical instructor in orthopedics at the Georgetown University Medical School in Washington, D.C., a member of the Board of Directors of the American Orthotic and Prosthetic Association ("AOPA"), a former Chairman of the National Commission for Health Certifying Agencies, a former member of the Strategic Planning Committee and a current member of the Veterans Administration Affairs Committee of AOPA and a former President of the American Board for Certification in Orthotics and Prosthetics.

     Mitchell J. Blutt, M.D. has served as an Executive Partner of Chase Capital Partners (and its predecessor organizations), an affiliate of Chase Manhattan Bank (and its predecessor corporations), since June 1991. He joined that firm in July 1987 and became a General Partner in June 1988. Dr. Blutt also has been engaged in the practice of medicine for over five years. Previously, Dr. Blutt was a Robert Wood Johnson Foundation Fellow at the University of Pennsylvania from July 1985 to June 1987. He is an adjunct Assistant Professor at the New York Hospital/Cornell Medical Center. Dr. Blutt is also a director of Urohealth Systems, Inc., a public company engaged in the manufacture, marketing and distribution of products used by urologists and gynecologists, and Landec Corp., a public company engaged in the design, development, manufacture and sale of temperature-activated polymer products for a variety of industrial, medical and agricultural applications, as well as numerous privately-held companies.

     Edmond E. Charrette, M.D. is the co-founder and Chairman of Health Resources Corporation (principally engaged in occupational medicine services). He also is a Partner of Ascendant Healthcare International (an investment group with equity investments in the Latin American healthcare sector) and serves as President of Latin Healthcare Investment Management Co., LLC (a group composed of Ascendant Healthcare International and The Global Environmental Fund which manages and directs the investment activities of the Latin Healthcare Investment
Fund). Previously, he was the Executive Vice President and Chief Medical Officer of Advantage-Health Corporation (a multi-hospital rehabilitation and post-acute care system) from June 1994 to March 1996. From 1988 to May 1994, Dr. Charrette served as the Corporate Medical Director and Senior Vice President of Medical Affairs of Advantage Health Corporation.

     Thomas P. Cooper, M.D. has been employed as the President and Chief Executive Officer of Mobilex U.S.A., providing portable diagnostic services to long term care facilities, since May 1989. Dr. Cooper has also been employed as the President and Chief Executive Officer of Senior Psychology Services Management, Inc., which supplies psychologists to nursing home patients, since June 1991. Dr. Cooper was the founder of Spectrum Emergency Care, a provider of emergency room physicians to hospitals and clinics, and Correctional Medical Systems, a provider of health services to correctional facilities. Dr. Cooper has served as Director of Quality Assurance for ARA Living Centers, a company which operates long-term healthcare facilities, and as Medical Director for General Motors Corporation Assembly Division. He currently serves as a consultant to Chase Capital Partners and has served on the faculty of the University of California, San Diego Medical School.

     Robert J. Glaser, M.D. was the Director for Medical Science and a Trustee of the Lucille P. Markey Charitable Trust, which provided major grants in support of basic biomedical research, from 1984 to June 1997. He is a Consulting Professor of Medicine Emeritus at Stanford University, where he served as the Dean of the School of Medicine from 1965 to 1970. Dr. Glaser was a founding member of the Institute of Medicine at the National Academy of Sciences and is a director of Alza Corporation (principally engaged in pharmaceutical research). He was a director of Hewlett-Packard Company from 1971 to 1991, and has continued to serve as a consultant to that company on health matters.

     James G. Hellmuth formerly served as a director of BT Capital Corporation, an affiliate of Bankers Trust New York Corporation, as well as a part-time consultant to Chase Capital Partners. He has been a Commissioner of the Port Authority of New York and New Jersey since 1969. In addition, Mr. Hellmuth was a Managing Director of Bankers Trust Company from 1972 to 1988.

     Brig. Gen. William L. McCulloch, USMC (Ret.) has served as the President of Association Communication and Marketing Services, a public relations firm, since October 1989. Previously, Gen. McCulloch was the Executive Director of AOPA, the trade association of the orthotic and prosthetic industry, from October 1976 to September 1989. In 1976, Gen. McCulloch retired from active military service after serving 30 years as a U.S. Marine infantry officer.

     H.E. Thranhardt, CPO is the former President and Chief Executive Officer of JEH. He served in that capacity from January 1, 1977 to November 1, 1996, on which date JEH was acquired by Hanger. Mr. Thranhardt, who commenced his employment with JEH in 1958, has occupied leadership positions in numerous professional O&P associations, including Chairman of the Board of the Orthotics and Prosthetics National Office in 1994 and 1995, President of the American Orthotics and Prosthetics Association in 1992 and 1993, President of the American Board for Certification in Orthotics and Prosthetics in 1979 and 1980 and President of The American Academy of Orthotics and Prosthetics in 1976 and 1977.

     Risa J. Lavizzo-Mourey, M.D., M.B.A., has been the Sylvan Eisman Professor of Medicine at the University of Pennsylvania School of Medicine since July 1997 and has served as the Director of the Institute on Aging at the University of Pennsylvania since December 1995. From February 1998 to present, Dr. Lavizzo-Mourey has served as a Member of the Institute of Medicine; from August 1996 to present, on the American Board of Internal Medicine; and from March 1995 to present, on the Board of Regents of the American College of Physicians. From March 1997 to March 1998, Dr. Lavizzo-Mourey also served as a Member of the United States Presidential Advisory Commission on Consumer Protection and Quality of Care in Health Care. From April 1992 to April 1994, Dr. Lavizzo-Mourey further served in each of the following positions: Chairperson of the Quality of Care Working Group White House Task Force on Health Care Reform; Deputy Administrator of the Agency on Health Care Policy and Research of the U.S. Department of Health and Human Services; and as a Member of the Senior Executive Service of the Public Health Service of the U.S. Department of Health and Human Services. Dr. Lavizzo-Mourey also currently serves on the Board of Directors of Kapson Senior Quarters (assisted living health care company), Beverly Enterprises (long-term and sub-acute health care company), Managed Care Solutions (management services for long-term health care organizations) and Medicus Systems (medical information software company).

     MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

     There are no family relationships between any of the nominees.

     The Board of Directors has an Audit Committee, which met one time during 1997 and presently consists of Mitchell J. Blutt, M.D., Thomas P. Cooper, M.D. and James G. Hellmuth. The Audit Committee is responsible for meeting with the Company's independent accountants to review the proposed scope of the annual audit of the Company's books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. The Board of

Directors also has a Compensation Committee, which conducted three meetings during 1997, presently consists of Edmond E. Charrette, M.D., William L. McCulloch and Robert J. Glaser, M.D., and is responsible for advising the Board on matters relating to the compensation of officers and key employees and certain of the Company's employee benefit plans. The Board of Directors also has a Nominating Committee, which conducted two meetings during 1997, consists of Robert J. Glaser, M.D. and Thomas P. Cooper, M.D., and is responsible for advising the Board on matters relating to the identification of nominees to the Board of Directors. The Board of Directors met six times during 1997. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he served while he was a director and committee member during 1997 except Dr. Blutt, who attended 57% of such meetings, and Mr. Hellmuth, who attended 71% of such meetings.

                        COMPENSATION AND RELATED MATTERS

     The following Summary Compensation Table sets forth the annual salary (column c) and bonus (column d) paid and options granted (column g) during each of the past three years to the Company's Chief Executive Officer and the other executive officer of the Company whose annual salary and bonus in 1997 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                               ------------------------------------
                                            ANNUAL COMPENSATION                                             PAYOUTS
                                --------------------------------------------             AWARDS             -------
                                                                   (e)         --------------------------     (h)
                                         (c)        (d)       OTHER ANNUAL           (f)            (g)      LTIP
             (a)                (b)     SALARY    BONUS(1)   COMPENSATION(2)   RESTRICTED STOCK   OPTIONS   PAYOUTS
 NAME AND PRINCIPAL POSITION    YEAR     ($)        ($)            ($)           AWARD(S)($)      (#)(3)      ($)
 ---------------------------    ----   --------   --------   ---------------   ----------------   -------   -------
Ivan R. Sabel.................  1997   $385,000   $293,333         --                --           167,667     --
    Chairman, President &       1996    278,469    315,000         --                --           134,000     --
    Chief Executive Officer(4)  1995    252,000     40,000         --                --            40,000     --

Richard A. Stein..............  1997   $185,000   $146,667         --                --            80,333     --
    Vice President-Finance,     1996    143,184     70,000         --                --            66,000     --
    Secretary & Treasurer       1995    131,250     27,000         --                --            20,000     --

---------------

(1) With respect to 1997, the above reported bonuses were paid on September 23, 1997 and January 27, 1998 and related to 1997 performance. With respect to 1996, the above reported bonuses were paid in November 1, 1996 and related to 1996 performance. With respect to 1995, the above reported bonuses were paid in March 1996 and related to 1995 performance.

(2) Does not report the approximate cost to the Company of an automobile allowance furnished to the above persons, which amounts do not exceed the lesser of either $50,000 or 10% of the total of the person's annual salary and bonuses for 1997.

(3) Reports the number of shares underlying options granted during each of the respective years. Does not include information relating to options granted in 1998. For information relating to options previously granted to the above persons by a principal stockholders of the Company, see "Other Options" below.

(4) Effective July 31, 1995, Mr. Sabel, President of the Company, was appointed to the additional positions of Chairman and Chief Executive Officer of the Company.

     The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in 1997 and their potential realizable value. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The table does not set forth information regarding options granted in 1998. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option.

                              OPTION GRANTS TABLE

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF STOCK
                                                                                   PRICE APPRECIATION FOR OPTION
                                          INDIVIDUAL GRANTS                                   TERM(4)
                       -------------------------------------------------------   ---------------------------------
                       OPTIONS    % OF TOTAL OPTIONS    EXERCISE
                       GRANTED   GRANTED TO EMPLOYEES     PRICE     EXPIRATION
        NAME           (#)(1)     IN FISCAL YEAR(2)     ($/SH)(3)      DATE      0%        5%($)          10%($)
        ----           -------   --------------------   ---------   ----------   ---      --------      ----------
Ivan R. Sabel........  67,667            10.0%          $ 6.125       3/14/07    $0       $260,652      $  650,543
                       50,000             7.4            13.25        9/19/07     0        416,643       1,055,854
                       50,000             7.4            11.3125     12/17/07     0        355,719         901,461
Richard A. Stein.....  33,333             4.9             6.125       3/14/07     0        128,398         325,386
                       25,000             3.7            13.250       9/19/07     0        208,321         527,927
                       25,000             3.7            11.3125     12/17/07     0        177,859         450,730

---------------

(1) The options are non-qualified stock options granted on March 14, September 19 and December 17, 1997 under the Company's 1991 Stock Option Plan that become exercisable cumulatively as to 25%, 50%, 75% and 100% after the first, second, third and fourth anniversaries, respectively, after the date of grant.

(2) Based on options for a total of 675,000 shares granted to all employees.

(3) The exercise price is equal to the fair market value on the date of grant of the option.

(4) The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Company's Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

     The following Aggregate Option Exercises and Fiscal Year-End Option Value Table sets forth, for each of the named executive officers, information regarding (i) the number of shares acquired during 1997 upon the exercise of options and the value realized in connection therewith, and (ii) the number and value of unexercised options granted by the Company at December 31, 1997.

                     AGGREGATE OPTION EXERCISES AND FISCAL
                          YEAR-END OPTION VALUE TABLE

         (a)                  (b)                  (c)                     (d)                             (e)
                           NUMBER OF                              NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                       SHARES ACQUIRED ON                        OPTIONS AT FY-END(#)(1)     MONEY OPTIONS AT FY-END($)
        NAME                EXERCISE        VALUE REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(4)
        ----           ------------------   -----------------   -------------------------   ----------------------------
Ivan R. Sabel........       100,000             $681,059            77,000/244,000  (2)          $641,438/$1,171,813
Richard A. Stein.....        69,000              491,269            21,500/121,000  (3)          $183,656/$578,475

---------------

(1) The reported options were granted by the Company to the named executive officers. Reference is made to "Other Options" below for information regarding options previously granted to such persons by a principal stockholder of the Company.

(2) The above-reported options entitle Mr. Sabel to purchase from the Company
    (i) 20,000 shares at a price of $2.75 per share through January 31, 2005 under an option granted on January 31, 1995; (ii) 67,000 shares at a price of $3.50 per share through February 21, 2006 under an option granted on February 21, 1996; (iii) 67,000 shares at a price of $6.125 per share through November 1, 2006 under an option granted on November 1, 1996; (iv) 66,667 shares at a price of $6.125 per share through March 14, 2007 under an option granted on March 14, 1997; (v) 50,000 shares at a price of $13.25 per share through September 19, 2007 under an option granted on September 19, 1997; and (vi) 50,000 shares at a price of $11.3125 per share through December 17, 2007 under an option granted on December 17, 1997.

(3) The above-reported options entitle Mr. Stein to purchase from the Company
    (i) 10,000 shares at a price of $2.75 per share through January 31, 2005 under an option granted on January 31, 1995; (ii) 24,750 shares at a price of $3.50 per share through February 21, 2006 under an option granted on February 21, 1996; (iii) 24,750 shares at a price of $6.125 through November 1, 2006 under an option granted on November 1, 1996; (iv) 33,333 shares at a price of $6.125 through March 14, 2007 under an option granted on March 14, 1997; (v) 25,000 shares at a price of $13.25 per share through September 19, 2007 under an option granted on September 19, 1997; and (vi) 25,000 shares at a price of $11.3125 per share through December 17, 2007 under an option granted on December 17, 1997.

(4) Market value of underlying shares at December 31, 1997, minus the exercise price.

     No Long-Term Incentive Plan Awards Table is set forth herein because no long-term incentive plan awards were made to the above-named executive officers during 1997.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     The employment and non-compete agreements, dated May 16, 1994, between the Company and Ivan R. Sabel, Chairman, President and Chief Executive Officer of the Company, and Richard A. Stein, Vice President -- Finance Secretary and Treasurer of the Company, provide for the continuation of their employment in those positions for a period of five years. Pursuant to those agreements, Messrs. Sabel and Stein receive annual compensation equal to a base salary plus an annual CPI-related adjustment and any bonus compensation as may be determined by the Board of Directors based upon a formula established by the Board relating to growth in revenues and pre-tax earnings, the targets for which are established annually by the Board.

COMPENSATION COMMITTEE REPORT

     The following description of the Company's executive compensation practices and policies is presented on behalf of the Compensation Committee of the Company's Board of Directors (the "Committee"). The fundamental philosophy of the Company's executive compensation program is to offer competitive compensation reflecting both individual and Company performance.

     The components of executive compensation consist of annual salaries, short-term compensation incentives or bonuses and stock option grants as a long-range incentive. The Committee seeks to reasonably compensate executives in amounts that fairly reward the executive officers for their performance as reflected by corporate accomplishments and create adequate incentives for their continued contributions to the Company's success.

     The amounts of the annual salaries paid in 1997 to Mr. Ivan R. Sabel, Chairman, President and Chief Executive Officer of the Company, and Mr. Richard
A. Stein, Vice President-Finance, Secretary and Treasurer of the Company, remained at the levels set for them by the Board of Directors in November 1996. In December 1997, the Board of Directors determined to increase each of their annual salaries by 5% in 1998. The salary increases were primarily in recognition of the improved results of operations of the Company in 1997 described below.

     On March 14, 1997, the Compensation Committee granted incentive stock options to Messrs. Sabel and Stein under the 1991 Stock Option Plan to purchase 67,000 shares and 33,000 shares, respectively, at an exercise price of $6.125 per share, which was the closing sale price of the Company's common stock on the date of grant of the options. The options primarily were intended to further incentivize the executive officers to (i) successfully integrate the former operations of J.E. Hanger, Inc. of Georgia ("JEH"), which the Company acquired on November 1, 1996, into the Company's operations, (ii) increase the Company's revenues, (iii) continue to centralize the administrative functions of acquired patient-care centers to achieve cost efficiencies, (iv) continue to transform the Company's network of patient-care centers into a fully integrated practice management organization and (v) align the long-term interests of the executive officers with those of the Company's stockholders by affording them an opportunity to increase their equity interest in the Company through the acquisition of additional shares of common stock upon the exercise of options. In addition, the grant of the options in March 1997 also was in recognition of the Company's improved results of operations in 1996. The Company's net sales in that year increased by more than 27% over the prior year and excluding the non-recurring acquisition and integration costs recognized in 1996 in connection with the JEH acquisition and the extraordinary loss on early extinguishment debt recognized in connection with the Company's refinancing of indebtedness in late 1996, net income for 1996 would have reflected an increase of more than 67% over the prior year. The Company's total assets and shareholders' equity at December 31, 1996 were 118% and 30% higher, respectively, than at the end of 1995.

     On September 19, 1997, Messrs. Sabel and Stein were awarded bonuses of $100,000 and $50,000, respectively, and were granted options to purchase 50,000 shares and 25,000 shares, respectively, at an exercise price of $13.25 per share, which was the closing sale price of the Company's common stock on the date of grant of the options. Those awards were in recognition of the successful consummation in August 1997 of the Company's underwritten public offering of 5,570,000 shares of common stock, in connection with which the Company received net proceeds of approximately $59 million. As a result of that offering, the Company was able to reduce its long-term debt from approximately $73 million to approximately $24 million and to increase its shareholders' equity from approximately $41 million to approximately $91 million.

     In December 1997, the Board of Directors awarded annual bonuses of $193,333 and $96,667 to Messrs. Sabel and Stein, respectively, and granted them additional incentive stock options to purchase 50,000 shares and 25,000 shares, respectively, at an exercise price of $11.3125 per share, which was the closing sale price of common stock on the date of grant of the options. Those awards were in recognition of the Company's improved results of operations in 1997. Net sales in 1997 amounted to $145.6 million, a 118% increase over 1996, and net income before an extraordinary item in 1997 amounted to $7.6 million, or $.58 per share, compared to $1.1 million, or $.12 per share, in 1996. (A $2.7 million, or $.21 per share, extraordinary item was incurred upon the early extinguishment of debt in connection with the 1997 public offering.) Contributing to the significant increase in net sales in 1997 were sales attributable to the Company's acquisition of J.E.Hanger, Inc. of Georgia ("JEH") effective November 1, 1996, as well as an 11.7% increase in sales by those Company patient-care centers operating during both years. Also favorably affecting the Company's results of operations in 1997 were the effectiveness of cost cutting measures completed during the fourth quarter of 1996 and the first six months of 1997, which resulted in a decrease in selling, general and administrative expenses as a percent of net sales in 1977.

     Generally, decisions as to the payment of annual bonuses and the granting of stock options are based on both company and individual performance and involve a consideration of numerous factors, including revenue growth, acquisitions by the Company, profitability increases (both as to total amount and as a percent of revenue) and expense curtailment (both as to total amount and as a percent of revenue) relevant to the corporate responsibilities borne by the particular executive officer. The above described options granted to Messrs. Sabel and Stein become exercisable cumulatively to the extent of 25% per year during the first four years after grant and expire ten years after grant. The employment agreements with Messrs. Sabel and Stein provide for the possible payment of bonuses to them in the future based on a formula adopted by the Board relating to growth and revenues and pre-tax earnings, the targets for which are established annually by the Board.

     Generally, decisions as to the payment of annual bonuses and the granting of stock options are based on both Company and individual performance and involve a consideration of numerous factors, including revenue growth, acquisitions by the Company, profitability increases (both as to total amount and as a percent of revenues) and expense curtailment (both as to total amount and as a percent of revenues) relevant to the corporate responsibilities borne by the particular executive officer.

     By:  The Compensation Committee of the
          Board of Directors
          Edmond E. Charrette, M.D., Chairman
          William L. McCulloch
          Robert J. Glaser, M.D.

STOCK OPTIONS

     1991 STOCK OPTION PLAN. In December 1983, the Board of Directors adopted and the stockholders of Hanger approved, and in September 1991 the stockholders amended, a Stock Option Plan (the "1991 Plan"), which provides for the grant of both "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), as well as nonqualified stock options. The 1991 Plan is administered by the Committee and provides for the grant of options to officers and key employees of Hanger to purchase up to an aggregate of 1,500,000 shares of Common Stock at not less than 100% of fair market value on the date granted. As of April 6, 1998, incentive stock options and nonqualified stock options granted under the 1991 Plan to purchase a total of 1,490,735 shares of Common Stock under the 1991 Plan, at prices ranging from $2.75 to $14.25 per share, were outstanding and held by a total of 379 persons. Of such options, options relating to 379,725 shares of Common Stock are presently exercisable.

     1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. Under the Company's 1993 Non-Employee Directors Stock Option Plan (the "1993 Plan"), directors of the Company who are not employed by the Company or any affiliate of the Company are eligible to receive options under the 1993 Plan. A total of 250,000 shares of Common Stock were reserved for possible issuance upon the exercise of options under the 1993 Plan. On June 6, 1997, an option for 5,000 shares was granted to each of the seven eligible directors, for a total of 35,000 shares, at an exercise price of $8.75 per share (which was equal to the closing sale price of the shares on the American Stock Exchange on the date of grant). Under the 1993 Plan, an option to purchase 5,000 shares is granted automatically on an annual basis to each eligible director on the third business day following the date of each Annual Meeting of Stockholders at which the eligible director is elected. The exercise price of each option is equal to 100% of the closing sale price of the shares as reported by the American Stock Exchange on the date the option is granted. Each option will becomes exercisable in four equal annual installments, commencing on the first anniversary of the date of grant.

     NONQUALIFIED STOCK OPTIONS. Hanger has granted nonqualified stock options other than pursuant to the 1991 Plan and the 1993 Plan to certain officers and members of the Board of Advisors which permit such persons to acquire shares of Common Stock generally at not less than 100% of fair market value on the date granted. As of March 31, 1998, nonqualified stock options granted other than pursuant to the 1991 Plan and the 1993 Plan to purchase a total of 64,375 shares of Common Stock, at prices ranging from $3.00 to $12.00 per share, were outstanding and held by a total of 9 persons. All of such nonqualified stock options are presently exercisable.

DIRECTORS' FEES

     Directors who are not officers or employees of the Company receive an annual fee of $7,500 plus $1,000 for each meeting attended. In addition, directors serving on committees of the Board receive a fee of $1,000 per committee meeting attended.

WARRANTS

     In connection with the Company's purchase on November 8, 1990, of the Manufacturing Division of Ralph Storrs, Inc. ("Storrs"), the Company effected a $2.45 million, seven-year loan (the "Loan") from Chemical Venture Capital Associates, L.P., a predecessor to Chase Venture Capital Associates, L.P. ("CVCA"), in connection with which the Company was required to issue to CVCA warrants to purchase shares of the Company's Common Stock in the event the Loan was not repaid prior to certain dates. Because the Loan was not repaid prior to August 6, 1991 (i.e., 271 days after the date of the Loan), the Company, pursuant to its loan agreement with CVCA dated November 8, 1990, issued warrants to CVCA entitling it to purchase 225,914 shares of Common Stock at a price of $4.16 per share. Because the Loan was not repaid prior to November 5, 1991 (i.e., 361 days after the date of the Loan), the Company, pursuant to its November 8, 1990 loan agreement with CVCA, issued to CVCA additional warrants entitling it to purchase 244,735 shares of Common Stock at a price of $7.65 per share. The warrants are exercisable on or before December 31, 2001, and the exercise prices are equal to the market value of the Common Stock on the dates of grant of the warrants.

OTHER OPTIONS

     On May 16, 1994, CVCA granted Messrs. Sabel and Stein options (the "New Manager Options") entitling them to purchase from CVCA 118,500 shares and 62,568 shares, respectively, at a price of $6.00 per share on or before May 16, 1995. (Those options replaced options previously granted by CVCA to the executive officers in 1990 that expired on May 15, 1994.) On September 22, 1994, the expiration date of the New Manager Options was extended to March 22, 1996 and the exercise price of such options was reduced to $3.875 per share, which amount exceeded the $3.625 closing sale price of the Common Stock as reported on the American Stock Exchange at the close of business on September 22, 1994. In addition, on September 22, 1994, the December 31, 1995 expiration date of additional stock options that previously had been granted by CVCA to Messrs. Sabel and Stein on March 14, 1991 (the "Additional Manager Options") was extended to March 22, 1996 and the previous $6.00 and $8.00 per share exercise prices thereof were reduced to $3.875 per share. Messrs. Sabel and Stein were entitled to purchase 107,609 shares and 63,126 shares, respectively, from CVCA pursuant to the Additional Manager Options. On October 27, 1995, CVCA agreed to allow for the payment of the option exercise price of all New Manager Options and Additional Manager Options in cash and/or the reduction in the remaining number of shares issuable upon the exercise of such options, as well as to extend the expiration dates of all the New Manager Options to March 22, 1997, and Additional Manager Options to December 31, 1997. On August 12, 1996 and January 7, 1997, Messrs. Sabel and Stein exercised their New Manager Options and Additional Manager Options to acquire an aggregate of 94,041 shares and 52,570 shares, respectively, upon the exercise in full of their New Manager Options and Additional Manager Options. The exercise price was funded by the optionor's retention of the shares representing the balance of the shares underlying the options.

                     PROPOSAL TWO -- PROPOSED AMENDMENT TO
                             1991 STOCK OPTION PLAN

     On March 12, 1998, the Board of Directors of the Company approved an amendment to Section 5 of the Company's 1991 Stock Option Plan (the "Plan") providing for an increase in the total number of shares of Common Stock authorized for issuance under the Plan from 1,500,000 shares to 3,000,000 shares. At April 6, 1998, there were no additional shares available for the granting of additional options in the future. Approval of the amendment by the holders of a majority of the Company's outstanding shares of Common Stock present or represented at the Annual Meeting is required for the amendment to be duly adopted and become effective.

     The following description of the material provisions of the Plan is qualified by reference to the full provisions of the Plan, a copy of which is set forth as Exhibit A to this Proxy Statement.

     ADMINISTRATION. The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company consisting of three directors appointed by the Board. The members of the Committee are not eligible to receive options under the Plan. The Committee has the authority to determine the employees to whom options are granted and, subject to the provisions of the Plan, the terms of the options granted and whether such options are incentive stock options under Section 422A of the Code ("ISOs") or non-qualified stock options ("NQSOs"). (ISOs and NQSOs granted under the Plan are collectively referred to hereinafter as "Options.")

     PURPOSE. The purpose of the Plan is to attract, retain and motivate officers and key employees of the Company and its subsidiaries and to provide a means by which such persons may be given an opportunity to acquire a proprietary interest in the Company through the ownership of Common Stock.

     ELIGIBLE EMPLOYEES. The Plan provides for the granting of ISOs only to executive officers and key employees of the Company and its subsidiaries that are selected by the Committee. Approximately 500 persons currently are eligible to participate under the Plan.

     NUMBER OF AUTHORIZED SHARES. Subject to possible adjustment in the event of a recapitalization, stock split or similar transaction, a total of 1,500,000 shares of Common Stock currently are authorized for possible issuance under the Plan. The proposed amendment to the Plan calls for the authorization of an additional 1,500,000 shares of Common Stock over the amount previously authorized for issuance under the Plan. Options to purchase an aggregate of 2,204,443 shares of Common Stock under the Plan have been granted in the past, of which Options to purchase 472,260 shares have been exercised and Options to purchase 241,448 shares have either terminated or lapsed. As of April 6, 1998, Options to purchase a total of 1,490,735 shares of Common Stock under the Plan, at prices ranging from $2.75 to $14.25 per share, were outstanding. Therefore, Options to purchase 462,995 shares have been granted which are in excess of the total amount of shares previously authorized by shareholders for possible issuance under the Plan. However, of the currently outstanding Options, Options for only 379,725 shares were vested and exercisable as of April 6, 1998. The exercisability of Options to purchase a total of 339,000 shares is specifically conditioned upon shareholder approval of the proposed amendment to the Plan increasing the number of shares authorized for possible issuance thereunder. Assuming approval of the proposed amendment to the Plan, a total of 1,037,005 shares of Common Stock will be available to underlie additional Options to be granted under the Plan in the future. Shares of Common Stock subject to Options that lapsed or are canceled will become available for issuance pursuant to other Options granted under the Plan.

     Information relating to stock options recently granted under the Company's 1991 Stock Option Plan to Ivan R. Sabel and Richard A. Stein is set forth above under "Compensation and Related Matters" and the "Compensation Committee Report." Such options will become exercisable to the cumulative extent of 25% each year for four years and will expire ten years after grant.

     OPTION EXERCISE AND PAYMENT. The aggregate fair market value of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. Furthermore, no ISO may be granted under the Plan to any person who, as the time of the grant, owns capital stock of the Company possessing more than 10% of the total combined voting power of the Company, unless the exercise price of the ISO is at least 110% of the fair market value on the date of grant of the shares of Common Stock subject to the ISO, and the term of the ISO does not exceed five years from the date of grant.

     The exercise price of ISOs as well as NQSOs under the Plan may not be less than the fair market value of the Common Stock on the date of the Option grant. In some cases, as discussed above, the exercise price of ISOs may not be less than 110% of the fair market value of the Common Stock on the date of grant. "Fair market value" is defined under the Plan generally to mean the reported last sale price of the Common Stock on a particular date as reported by the American Stock Exchange (or such other national securities exchange or interdealer quotation system on or in which the shares of Common Stock are listed or included in the future).

     The Plan currently requires that the exercise price of an ISO granted thereunder be paid for (i) in cash, (ii) in shares of Common Stock already owned by the optionee and valued at their fair market value on the date of exercise of the Option, (iii) by requesting the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the Option that number of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the Option price for all the shares of Common Stock subject to such exercise or (iv) by a combination of (i), (ii) and/or (iii) above, in the manner provided in the Option agreement entered into in connection with each Option.

     No Option granted under the Plan may be exercised after the expiration of 10 years from the date it was granted. No Option granted under the Plan will become exercisable until at least six months following its date of grant.

     Subject to the above limitations, provisions relating to the time or times at which an Option may be exercisable will be included in the Option agreement entered into by the Company and an optionee upon the granting of an Option. Options granted under the Plan are non-transferable by the optionee otherwise than by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by him or her.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event a change in the Company's capitalization results from a stock split or payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without the receipt of consideration, appropriate adjustments will be made in the exercise price of and number of shares subject to all outstanding Options. In the event of a proposed dissolution or liquidation of the Company, each Option will terminate unless otherwise provided by the Board of Directors. In the event of a proposed sale of substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding Options will be assumed or equivalent options will be substituted unless the Board of Directors makes the Options fully exercisable prior to the merger. If the Board makes an Option terminate upon a merger or sale of assets, the Board will notify the optionee that the Option will be fully exercisable for a period of 30 days from the date of such notice and the Option will terminate upon the expiration of such period.

     AMENDMENT AND TERMINATION OF THE PLAN. The Plan provides that the Board of Directors may amend the Plan at any time or from time to time or may terminate it without the approval of shareholders; provided, however, that the approval of the holders of a majority of the outstanding shares of the Company entitled to vote is required for any amendment which would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of shares of Common Stock which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No such action by the Board of Directors or shareholders may unilaterally alter or impair any Option previously granted under the Plan without the consent of the optionee.

     FEDERAL INCOME TAX CONSEQUENCES. The grant or exercise of an ISO generally will not result in taxable income to the optionee. However, the amount by which the fair market value of the shares of Common Stock at the time of the exercise of an ISO exceeds the exercise price will be included in determining the optionee's alternative minimum tax under the Code. Generally, if shares acquired upon the exercise of an ISO are sold more than two years from the date of grant of the ISO and more than one year from the date of exercise, the amount, if any, by which the sale price of such shares exceeds the exercise price will qualify as a long-term capital gain and will be subject or ordinary income tax rates. If those holding periods are satisfied, no deduction will be available to the Company upon the sale of shares acquired through the exercise of an ISO. If the optionee disposes of the shares before expiration of those holding periods, the optionee will realize at the time of such disposition taxable ordinary income equal to the lesser of (i) the excess of the shares' fair market value on the date of exercise over the exercise price or (ii) the optionee's actual gain, if any, on the purchase and sale.

     The grant of a NQSO generally will not result in taxable income to the optionee. However, upon exercise of a NQSO, the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price generally will constitute ordinary taxable income to the optionee. In the event of a subsequent sale of shares acquired upon exercise of a NQSO, the amount, if any, by which the sale price of such shares after the date of exercise of the NQSO exceeds the exercise price of the NQSO will generally qualify as a capital gain. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee, provided any federal income tax withholding requirements are satisfied.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT AUTHORIZING ADDITIONAL SHARES FOR POSSIBLE ISSUANCE UNDER THE PLAN.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock beneficially owned as of March 31, 1998 by: (i) each person known by Hanger to be the beneficial owner of 5% or more of such class of securities, (ii) each director and nominee for director of Hanger and (iii) all directors, nominees and officers of Hanger as a group.

                                                                 NUMBER OF        PERCENT OF
                      DIRECTORS AND 5%                           SHARES OF        OUTSTANDING
                        STOCKHOLDERS                          COMMON STOCK(1)   COMMON STOCK(1)
                      ----------------                        ---------------   ---------------
Chase Venture Capital Associates, L.P.(2)...................     2,426,689          14.725%
Ivan R. Sabel, CPO(3).......................................       147,097           0.935
Mitchell J. Blutt, M.D.(4)..................................            --              --
Thomas P. Cooper, M.D.(5)...................................        20,500           0.131
Robert J. Glaser, M.D.(6)...................................        19,750           0.126
James G. Hellmuth(7)........................................        14,000               *
William L. McCulloch(8).....................................        21,250           0.136
Edmond E. Charrette, M.D.(9)................................        32,500           0.208
H.E. Thranhardt, CPO(10)....................................       327,525           2.086
Risa J. Lavizzo-Mourey, M.D. ...............................         2,000               *
All directors, nominees and officers as a group (10
  persons)(11)..............................................       657,471           4.145

---------------

  *  Holding constitutes less than .1% of the outstanding shares of the class.

 (1) Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held by such stockholder were fully exercised by such stockholder, without the exercise of any warrants or options held by any other stockholders.

 (2) Includes 830,649 shares subject to exercisable warrants to purchase shares from the Company. Reference is made to notes (4) and (5) below for information relating to two directors of the Company that are affiliated with CVCA. The address of CVCA and its sole general partner, Chase Capital Partners, is 380 Madison Avenue (12th Floor), New York, New York 10017.

 (3) Includes 77,000 shares subject to exercisable options to purchase shares from the Company and excludes 244,000 shares subject to unvested options that have not yet become exercisable.

 (4) Does not include the shares reported above as owned by CVCA. Dr. Blutt is an Executive Partner of Chase Capital Partners, the sole general partner of CVCA. He disclaims beneficial ownership of the shares beneficially owned by CVCA.

 (5) Includes 14,000 shares subject to exercisable options to purchase shares from the Company and excludes 11,250 shares subject to unvested options that have not yet become exercisable. Dr. Cooper currently serves as a consultant to Chase Capital Partners.

 (6) Includes 18,750 shares subject to exercisable options to purchase shares from the Company and excludes 11,250 shares subject to unvested options that have not yet become exercisable.

 (7) Includes 14,000 shares subject to exercisable options to purchase shares from the Company and excludes 11,250 shares subject to unvested options that have not yet become exercisable.

 (8) Includes 13,750 shares subject to exercisable options to purchase shares from the Company and excludes 11,250 shares subject to unvested options that have not yet become exercisable.

 (9) Includes 2,500 shares subject to exercisable options to purchase shares from the Company and excludes 7,500 shares subject to unvested options that have not yet become exercisable.

(10) Consists of 184,027 shares owned directly by Mr. Thranhardt, 51,250 shares subject to exercisable options to purchase shares from the Company, 35,543 shares owned indirectly by him as trustee for members of his family, and 56,705 shares owned indirectly by him as general partner of a family partnership; does not include 103,750 shares subject to unvested options that have not yet become exercisable.

(11) Includes (i) 51,349 shares owned directly by Richard A. Stein, an officer of the Company, and (ii) a total of 212,750 shares subject to exercisable options held by directors and officers of the Company to purchase shares from the Company. Excludes a total of 521,250 shares subject to unvested options held by such persons that have not yet become exercisable.

     The preceding table does not include 300 shares of the Company's non-voting Class C Preferred Stock, which constitutes all the outstanding shares of that class, held by the former stockholders of Scott Orthopedics, Inc., which company was acquired by Hanger on February 13, 1990.

                            STOCK PERFORMANCE CHART

     The following chart compares the Company's cumulative total stockholder return with the S&P 500 Index, a performance indicator of the overall stock market, and Company-determined peer group index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
              AMONG HANGER ORTHOPEDIC GROUP, INC., S&P 500 INDEX &
                                PEER GROUP INDEX

                                                       HANGER
                                                     ORTHOPEDIC
                                                   GROUP, INC. -                          NEW PEER
                                                       COMMON           S&P 500            GROUP
                YEAR (2)                               STOCK             INDEX            INDEX(3)
1992                                                     100.00          100.00            100.00
1993                                                      75.76          110.08             78.00
1994                                                      36.36          111.53             77.50
1995                                                      33.33          153.45            116.01
1996                                                      78.79          188.68            147.08
1997                                                     156.06          251.63            197.33

Assumes $100 invested on January 1, 1992.

(1) Total return assumes reinvestment of dividends and based on market capitalization.

(2) Fiscal year ending December 31.

(3) The ten issuers of common stock included in the peer group index are American Homepatient, Inc., American Oncology Resources, Inc., Concentra Managed Care Inc., Healthsouth Corporation, National Surgery Centers, Inc., NovaCare, Inc., Orthodontic Centers of America, Inc., Renal Care Group, Inc., Renal Treatment Centers, Inc. and Total Renal Care Holdings, Inc. The Company is changing its peer group from the former peer group to the new peer group in order to achieve greater comparability.

                   PROPOSAL THREE -- INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has appointed the accounting firm of Coopers & Lybrand to serve as the Company's independent accountants for the current fiscal year ending December 31, 1998. The firm has served in that capacity for the Company's past ten fiscal years. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's Board of Directors of Coopers & Lybrand to serve as the Company's independent public accountants for the current fiscal year. A majority vote is required for ratification. A representative of Coopers & Lybrand will be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he desires to do so.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Statements of Changes of Beneficial Ownership of Securities on Form 4 are required to be filed by the tenth day of the month following the month during which the change in beneficial ownership of securities occurred. The Company believes that all reports of securities ownership and changes in such ownership required to be filed during 1996 were timely filed.

                           1999 STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting, which presently is expected to be held in May 1999, must be received by the Secretary of the Company, 7700 Old Georgetown Road, Bethesda, Maryland 20814, no later than December 16, 1998, in order for them to be considered for inclusion in the 1999 Proxy Statement.

                                 OTHER MATTERS

     Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

                                          By Order of the Board of Directors

                                          HANGER ORTHOPEDIC GROUP, INC.

                                          /s/ RICHARD A. STEIN

                                          Richard A. Stein
                                          Secretary
April 21, 1998

                                                                       EXHIBIT A

                         HANGER ORTHOPEDIC GROUP, INC.

               1991 STOCK OPTION PLAN (AS PROPOSED TO BE AMENDED)

     1. PURPOSE. The purpose of the 1991 Stock Option Plan (the "Plan") of Hanger Orthopedic Group, Inc. (the "Company") is to make shares of the common stock, $.01 par value per share (the "Stock"), of the Company available for purchase by selected officers and key employees of the Company or subsidiaries of the Company, upon terms which will give them an added incentive to continue service with the Company and a more direct interest in the future success of its operations. The options granted hereunder shall either be incentive stock options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQSOs"). ISOs and NQSOs collectively are referred to hereinafter as "Options."

     2. ADMINISTRATION.

          (a) THE STOCK OPTION COMMITTEE. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") composed of not less than three directors of the Company, who shall be appointed by and serve at the pleasure of the Board. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee. Each member of the Committee shall be ineligible to be granted Options under the Plan and shall otherwise be a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended. The Committee shall keep minutes of its meetings.

          (b) AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority and power to determine the employees to whom Options shall be granted, the number of shares of Stock to be included in each Option, the price at which the shares of Stock included therein may be purchased, the Option period and time(s) and manner of exercise and whether the Option shall be an ISO or a NQSO. All decisions of the Committee may be reviewed by the Board and modified or overruled within 10 days after the date of the Committee's decision; provided, however, that the Board shall have no power to modify or overrule a decision of the Committee with respect to the grant of an Option once the Committee has made a grant of such Option pursuant to the Plan. Nothing contained in the Plan shall be construed to give any employee the right to be granted an Option to purchase Stock or to insist upon the inclusion of any term or condition in any Option which may be granted, except such as may be authorized by the Committee. The Committee shall have the authority and power to adopt such rules and regulations and to take such action as it shall consider advisable for the administration of the Plan. The Committee shall have the authority and power to construe, interpret and administer the Plan, and the decisions of the Committee shall be final and binding upon the Company, its employees, Option holders and all other persons. No member of the Committee shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any Option.

     3. PARTICIPATION.

          (a) ELIGIBLE EMPLOYEES. Selected officers and key employees of the Company or subsidiaries of the Company who are, in the sole opinion of the Committee, from time to time primarily responsible for the management of, or in a position to contribute materially to the growth and financial success of the Company and its subsidiaries (including employees who are members of the Board) shall be eligible to receive Options to purchase Stock under the Plan, provided, however, that no member of the Committee may be granted Options under the Plan. From such eligible employees, the Committee shall from time to time choose those to whom Options shall be granted. The Committee shall determine the number of shares of Stock subject to each such Option, whether the Option is an ISO or NQSO, and the terms and provisions of the Option agreements. An employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.

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          (b) LIMITATIONS.

             (i) Except as permitted below, no ISO may be granted under the Plan to any employee who, immediately before the granting of such ISO, owns directly or indirectly Stock possessing more than 10 percent of the total combined voting power or value of all classes of capital stock of the Company. An ISO may be granted to an employee in excess of the 10 percent limit if such ISO has an exercise price of at least 110 percent of the fair market value of the Stock subject to such ISO on the date of grant and if such ISO by its terms is not exercisable after the expiration of five years from the date such ISO is granted.

             (ii) The aggregate fair market value (determined as of the time an ISO is granted) of the Stock for which any employee may be granted ISOs in any calendar year (under this Plan and all other incentive stock option plans of the employer corporation and its parent and subsidiary corporations, if any) may exceed $100,000; provided, however, that such ISOs cannot be exercised for the first time by the employee with respect to more than $100,000 of Stock in any calendar year.

     4. STOCK OPTION AGREEMENTS. Each Option granted under the Plan shall be evidenced by a written stock option agreement ("Option Agreement") which shall be entered into by the Company and the employee to whom the Option is granted (the "Option Holder"), and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

          (a) PRICE. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Agreement. In no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted. "Fair Market Value" means (i) if the Stock is listed on a national securities exchange, the last sale price of the Stock as reported by the consolidated tape of such exchange on the date of grant of the Option, or, if there is no Stock transaction on such date, on the immediately preceding date on which there is a Stock transaction; (ii) if the Stock is included in the NASDAQ National Market System, the last sale price of the Stock as reported thereby on the date of grant of the Option or, if there is no Stock transaction on such date, on the immediately preceding date on which there is a Stock transaction; or (iii) if the Stock is not listed on a national securities exchange or included in the NASDAQ National Market System, the mean of the highest and lowest bid prices for the Stock in the over-the-counter market on the date of grant of the Option or the value determined to be fair and reasonable by the Committee.

          (b) DURATION OF OPTIONS. Each Option Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder. Such period must end, in all cases, not more than 10 years from the date such Option is granted. No Option shall be exercisable until it has been held for at least six months from the date of grant. Any ISO granted prior to January 1, 1987 may not be exercised while any other incentive stock option within the meaning of Section 422A of the Code granted to the same Option Holder prior to January 1, 1987 is outstanding. An ISO shall be treated as outstanding until it is exercised in full or expires by reason of time.

          (c) TRANSFERABILITY. Each Option Agreement shall provide that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution and that such Option is exercisable during the Option Holder's lifetime only by such Option Holder.

          (d) AGREEMENT TO CONTINUE IN EMPLOYMENT. Each Option Agreement shall contain the Option Holder's agreement to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least six months after the date of such Option Agreement, at the salary rate in effect on the date of such agreement or at such increased rate as may be fixed, from time to time, by the Company.

          (e) NATURE AND EXERCISE OF, AND PAYMENT FOR, OPTION. Each Option Agreement shall specify whether the Option is an ISO or NQSO and shall provide that the method for exercising the Option granted therein shall be by delivery to the Company of written notice specifying the number of shares of Stock with respect to which such Option is exercised. If requested by the Company, such notice shall

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

     contain the Option Holder's representation that he is purchasing the Stock for investment purposes only and his agreement not to sell any Stock so purchased in any manner which is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restrictions, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place at the principal offices of the Company within 20 days following delivery of such notice. The purchase price of Stock upon exercise of any Option shall be paid in full (a) in cash, (b) in Stock valued at its Fair Market Value on the date of exercise of the Option, (c) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Option that number of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option price for all of the shares of Stock subject to such exercise, or (d) by a combination thereof, in the manner provided in the Option Agreement. Certificates for such shares of Stock tendered in payment shall be in a form for good delivery and, if the certificates were issued pursuant to the exercise of an ISO, the Option Holder must have held the tendered shares for at least one year.

          (f) DATE OF GRANT. An Option shall be considered as having been granted on the date the Committee decides to grant the Option.

          (g) NOTICE OF SALE OF STOCK; WITHHOLDING. Each Option Agreement shall provide (i) that the Option Holder shall notify the Company in writing if Stock acquired under an ISO is "disposed of" within the meaning of Section 422A of the Code within two years after the date of the grant of the ISO or within one year after the transfer of such Stock to the Option Holder; and
     (ii) that if the Option Holder does "dispose of" Stock within such period, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

     5. THE STOCK. The total number of shares of Stock as to which Options may be granted under this Plan shall not exceed 3,000,000 in the aggregate, except as such number of shares shall be adjusted in accordance with the provisions of
Section 6 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason before the end of the 10-year period during which Options may be granted hereunder, the shares of Stock allocable to the unexercised portion of such Option may again be included in an Option under the Plan. The Company shall at all times retain as authorized and unissued Stock at least the number of shares from time to time included in outstanding Options, or otherwise assure itself of its ability to perform its obligations thereunder.

     6. ADJUSTMENTS.

          (a) ADJUSTMENTS BY STOCK SPLIT, STOCK DIVIDEND, ETC. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock, or change in any way the rights and privileges of such shares, by means of the payment of a Stock dividend or the making of any other distribution upon such shares payable in Stock, or through a Stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Stock, then the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence:
     (i) the shares of Stock on which Options may be granted under the Plan;
     (ii) the maximum number of shares of Stock with respect to which an employee may receive an Option hereunder; and (iii) the shares of Stock then included in each outstanding Option granted hereunder.

          (b) DIVIDEND PAYABLE IN STOCK OF ANOTHER CORPORATION, ETC. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to each Option Holder then holding an Option hereunder upon exercise thereof.

          (c) APPORTIONMENT OF PRICE. Upon any occurrence described in the preceding subsections (a) and (b) of this Section 6, the total Option price under any then outstanding Option shall remain unchanged but shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other property subject to the Option.

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

          (d) RIGHTS TO SUBSCRIBE. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be added to the number of shares then underlying each outstanding Option the Stock or other securities which the Option Holder would have been entitled to subscribe for if immediately prior to such grant the Option Holder had exercised his entire Option, and the Option price shall be increased by the amount which would have been payable by the Option Holder for such Stock or other securities.

          (e) DETERMINATION BY THE COMMITTEE, ETC.  Adjustments under this
     Section 6 shall be made by the Committee, whose determinations with regard thereto shall be final and binding. No fractional shares of Stock shall be issued on account of any such adjustment.

     7. MERGER, CONSOLIDATION, ETC.

          (a) EFFECT OF TRANSACTION. Upon the occurrence of any of the following events, if the notice required by Section 7(b) hereof shall have first been given, this Plan and all Options then outstanding under it shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Committee, the Board or the Company: (i) the merger, consolidation or liquidation of the Company or the acquisition of its assets or stock pursuant to a nontaxable reorganization, unless the surviving or acquiring corporation, as the case may be, shall assume the outstanding Options or substitute new options for them pursuant to Section 425(a) of the Code;
     (ii) the dissolution or liquidation of the Company; (iii) the appointment of a receiver for all or substantially all of the Company's assets or business; (iv) the appointment of a trustee for the Company after a petition has been filed for the Company's reorganization under applicable statutes; or (v) the sale, lease or exchange of all or substantially all of the Company's assets and business.

          (b) NOTICE OF SUCH OCCURRENCES. At least 30 days' prior written notice of any event described in Section 7(a) hereof, except the transactions described in subsections 7(a)(iii) and (iv) as to which no notice shall be required, shall be given by the Company to each Option Holder theretofore granted an Option under the Plan. The Option Holders so notified may exercise their Options at any time before the occurrence of the event requiring the giving of notice, regardless of whether all conditions of exercise relating to continuation of employment for specified periods of time have been satisfied. Such notice shall be deemed to have been given when delivered personally to an Option Holder or when mailed to an Option Holder by registered or certified mail, postage prepaid, at such Option Holder's last address known to the Company.

     8. EXPIRATION. The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated under the preceding sentence hereof, the Plan shall wholly cease and expire 10 years from the effective date hereof. After termination, no Options shall be granted under the Plan, but the Company shall continue to recognize Options previously granted.

     9. GENERAL PROVISIONS.

          (a) AMENDMENTS, ETC. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall (i) impair any Option theretofore granted under the Plan or deprive any Option Holder of any shares of Stock which he may have acquired through or as a result of the Plan, or (ii) be made without the approval of the shareholders of the Company where such change would (A) materially increase the benefits accruing to Option Holders under the Plan, (B) materially increase the total number of shares of Stock which may be issued under the Plan, or (C) materially modify the requirements as to eligibility for participation in the Plan.

          (b) QUALIFICATION UNDER INTERNAL REVENUE CODE. The Company intends that all ISOs granted under the Plan shall constitute incentive stock options within the meaning of Section 422A of the Code and the Plan shall be construed and administered in order to effect such intention.

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

          (c) TREATMENT OF PROCEEDS. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

          (d) EFFECTIVE DATE. The Plan shall become effective as of the date of its approval by shareholders of the Company on September 26, 1991. ISOs previously granted under the Company's 1983 Incentive Stock Option Plan and outstanding as of the effective date of the Plan shall continue to be governed by the terms of the Option Agreements entered into in connection with such ISOs.

          (e) PARAGRAPH HEADINGS. The paragraph headings are included herein only for convenience and they shall have no effect on the interpretation of the Plan.

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
                                      PROXY

                          HANGER ORTHOPEDIC GROUP, INC.
                            7700 Old Georgetown Road
                            Bethesda, Maryland 20814

           This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of Hanger Orthopedic Group, Inc. (the "Company"), a Delaware corporation, on May 19, 1998, 10:00 a.m., local time.

           The undersigned appoints Ivan R. Sabel and Richard A. Stein, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 19, 1998, or at any adjournment thereof, with all powers the undersigned would have if personally present.

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:

Please mark your votes as indicated in this
example                                     [X]


1.   To Elect Directors
      FOR all nominees                 WITHHOLD
     listed to the right               AUTHORITY
  (except as marked to the      to vote for all nominees
         contrary)                 listed to the right

            [ ]                           [ ]

2. Proposal to amend the Company's 1991 Stock Option Plan to increase by 1,500,000 shares the number of shares of Common Stock authorized for issuance thereunder.

       FOR         AGAINST          ABSTAIN

       [ ]           [ ]              [ ]

MITCHELL J. BLUTT, M.D., EDMOND E. CHARRETTE, M.D., THOMAS P. COOPER, M.D., ROBERT J. GLASER, M.D., JAMES G. HELLMUTH, WILLIAM L. MCCULLOCH, IVAN R. SABEL, CPO, H.E. THRANHARDT, CPO AND RISA J. LAVIZZO-MOUREY, M.D.

(INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW).
--------------------------------------------------------------------------------

3. Proposal to ratify the selection of Coopers & Lybrand as the independent accountants for the Company for the current fiscal year.

            FOR                AGAINST                ABSTAIN

            [ ]                  [ ]                    [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign.

Date                                                                 , 1998
     ----------------------------------------------------------------

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                         Signature of Stockholder(s)

THE SHARES WILL BE VOTED AS DIRECTED ABOVE, AND WITH RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.